Exhibit 99.2

2015 SECOND QUARTER

SUPPLEMENTAL INFORMATION

RPAI®

Retail Properties of America, Inc.

TABLE OF CONTENTS

EARNINGS RELEASE ..... i-ix

FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders & Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9-10

TRANSACTION SUMMARY

Acquisitions 11
Dispositions 12

PORTFOLIO SUMMARY

Market Summary and Property Overview 13
Retail Operating Portfolio Occupancy 14
Top Retail Tenants 15
Retail Leasing Activity Summary 16
Retail Lease Expirations 17

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 18-21

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200
Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE 2015 FINANCIAL RESULTS
Oak Brook, IL – August 4, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2015.
FINANCIAL RESULTS
For the quarter ended June 30, 2015, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $61.9 million, or $0.26 per share, compared to $65.7 million, or $0.28 per share, for the same period in 2014;

▪	Funds from operations (FFO) attributable to common shareholders of $54.1 million, or $0.23 per share, compared to $63.8 million, or $0.27 per share, for the same period in 2014; and

▪	Net income attributable to common shareholders of $28.3 million, or $0.12 per share, compared to $27.7 million, or $0.12 per share, for the same period in 2014.
For the six months ended June 30, 2015, the Company reported:

▪	Operating FFO attributable to common shareholders of $124.2 million, or $0.53 per share, compared to $128.7 million, or $0.55 per share, for the same period in 2014;

▪	FFO attributable to common shareholders of $114.7 million, or $0.49 per share, compared to $129.5 million, or $0.55 per share, for the same period in 2014; and

▪	Net income attributable to common shareholders of $39.0 million, or $0.16 per share, compared to $39.4 million, or $0.17 per share, for the same period in 2014.
OPERATING RESULTS
For the quarter ended June 30, 2015, the Company’s portfolio results were as follows:

▪	3.3% increase in same store net operating income (NOI) over the comparable period in 2014;

▪	4.8% increase in same store NOI, excluding the impact of strategic remerchandising activities, over the comparable period in 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.5% at June 30, 2015, down 30 basis points from 94.8% at June 30, 2014 and down 20 basis points from 94.7% at March 31, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.4% at June 30, 2015, down 10 basis points from 94.5% at June 30, 2014 and down 10 basis points from 94.5% at March 31, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.03 at June 30, 2015, up 5.7% from $15.17 ABR per occupied square foot at June 30, 2014;

▪	782,000 square feet of retail leasing transactions comprised of 142 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 23.0% on new leases and 7.2% on renewal leases for a blended spread of 8.8%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the six months ended June 30, 2015, the Company’s portfolio results were as follows:

▪	4.2% increase in same store NOI over the comparable period in 2014;

▪	5.3% increase in same store NOI, excluding the impact of strategic remerchandising activities, over the comparable period in 2014;

▪	1,547,000 square feet of retail leasing transactions comprised of 281 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 23.3% on new leases and 6.2% on renewal leases for a blended spread of 7.9%.
“We are very pleased with our operational performance, driven by strong same store NOI growth,” stated Steve Grimes, president and chief executive officer. “In addition, at our current pace, we continue to exceed our expectations on all of the elements of our strategic plan, including disposing of non-strategic and non-core assets and redeploying proceeds into Class A assets within our target markets, as well as making significant enhancements to our leadership team and operating platform to position RPAI for long term, sustainable growth.”
REMERCHANDISING UPDATE
The Company continues its efforts to remerchandise 15 anchor locations within its 2015 same store portfolio, representing approximately 537,000 square feet of gross leasable area. Year to date, tenants in 10 of these locations vacated, representing approximately 399,000 square feet, of which one tenant vacated during the quarter, representing 155,000 square feet. Year to date, the Company has re-leased five of these locations with a weighted average downtime of approximately four months, representing approximately 146,000 square feet, of which 76,000 square feet was comparable with a weighted average re-leasing spread of 38.4%. The Company now expects that the weighted average comparable re-leasing spread for the 15 anchor locations will be in the low double digit range, with weighted average downtime of approximately 12 months.
INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company completed $66.8 million of previously announced acquisitions, including Tysons Corner, a community center located in the Washington, D.C. Metropolitan Statistical Area (MSA), and Woodinville Plaza, a grocery-anchored shopping center located in the Seattle MSA.
Subsequent to quarter end, the Company closed on the previously announced acquisition of an outparcel at one of its lifestyle centers, Southlake Town Square located in the Dallas MSA, for a gross purchase price of $8.4 million. The recently constructed building is occupied by Trader Joe’s.
Additionally, the Company remains under contract to acquire a grocery-anchored shopping center located in the Seattle MSA for a gross purchase price of $17.8 million. The Company also entered into a purchase agreement to acquire a mixed-use shopping center located in the Washington, D.C./Baltimore corridor for a gross purchase price of $40.5 million. These transactions are expected to close during the third and fourth quarters of 2015, respectively, subject to satisfaction of customary closing conditions.
Year to date, the Company has completed or announced $457.2 million of unencumbered acquisitions, with a weighted average ABR per occupied square foot of $21.47. These acquisitions are comprised of high quality, multi-tenant retail assets located in the Washington, D.C./Baltimore corridor, in addition to the Seattle, Austin and Dallas MSAs, resulting in an expansion of the Company’s multi-tenant retail footprint in these target markets by 1.2 million square feet. These properties possess strong demographic profiles, with weighted average household income of $129,000 and weighted average population of 101,000 within a three-mile radius.

Dispositions
During the quarter, the Company completed $118.8 million of dispositions, including the sales of five non-strategic multi-tenant retail assets for $104.3 million and three office assets for $14.5 million, one of which was classified as held for sale as of March 31, 2015. Subsequent to quarter end, the Company completed $78.1 million of dispositions, including the sales of two non-strategic multi-tenant retail assets for $73.3 million, one of which was classified as held for sale as of June 30, 2015, and one office asset for $4.8 million, which was classified as held for sale as of June 30, 2015. In addition, the Company entered into agreements to dispose of eight non-strategic retail assets for total consideration of $217.3 million. These transactions are expected to close during the third quarter of 2015, subject to satisfaction of customary closing conditions.
Year to date, the Company has completed or announced $450.5 million of dispositions, comprised of 16 non-strategic retail assets and five of its six remaining office assets.
OPERATING PLATFORM REALIGNMENT
Since the announcement of the Company’s strategic plan at its Investor Day in June 2013, the Company has continued to actively refine its portfolio, acquiring $1.1 billion of high quality, multi-tenant retail assets in its target markets, strengthening its multi-tenant retail footprint in these markets by 3.4 million square feet, and disposing of $1.1 billion of non-strategic and non-core assets. As a result of the substantial progress on its strategic plan, and in support of its focus on specific target markets, the Company has realigned its operating platform geographically between the eastern and western regions of the country.
As part of this realignment, Timothy Steffan has joined RPAI as president of the eastern division. Mr. Steffan most recently served as senior vice president, asset management and commercial leasing for The Macerich Company’s eastern region. Gerry Wright has been promoted to president of the western division. Mr. Wright most recently served as RPAI’s senior vice president of asset management. Messrs. Steffan and Wright will be responsible for executing the strategic plan for their respective divisions, which includes the oversight of asset management, leasing, property management and redevelopment.
APPOINTMENT OF CHIEF FINANCIAL OFFICER
On July 28, 2015, the board of directors (the Board) of the Company appointed Heath R. Fear to serve as its new Chief Financial Officer and Treasurer, effective August 17, 2015. Mr. Fear will play a key role in the continued execution of the Company’s portfolio and balance sheet strategy, in addition to oversight of all of the Company’s financial activities, including capital markets, accounting, investor relations, internal audit, internal reporting and treasury.
Mr. Fear has over 20 years of experience in the real estate industry and most recently served as senior vice president, head of capital markets of General Growth Properties, Inc. (GGP) and as a member of GGP’s capital and management committees. Mr. Fear was a key participant in establishing and executing on GGP’s capital raising and allocation strategies and has orchestrated over $32 billion of debt and equity transactions since assuming his capital markets responsibilities in 2010. Mr. Fear joined GGP in 2003 and prior to serving in his role as senior vice president, head of capital markets, held various senior roles within GGP’s legal team. Prior to joining GGP, Mr. Fear served as counsel for Prime Group Realty Trust and as an associate in the real estate practice groups of Kirkland & Ellis LLP and Pedersen & Houpt. Mr. Fear holds a Juris Doctor from the University of Illinois College of Law and a Bachelor of Arts degree in Political Science and English from John Carroll University.

APPOINTMENT OF CHIEF ACCOUNTING OFFICER
On July 28, 2015, the Board appointed Julie M. Swinehart as Senior Vice President and Chief Accounting Officer of the Company, effective immediately. Ms. Swinehart has held the position of Senior Vice President and Corporate Controller of the Company since April 2013 and has served as the Company’s principal accounting officer since May 2013. Since joining the Company in June 2008, Ms. Swinehart has held various accounting and financial reporting positions. Prior to joining the Company, Ms. Swinehart was a Manager of External Reporting at Equity Office Properties Trust for two years and she spent eight years in public accounting in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Swinehart received her Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.
APPOINTMENT OF NEW BOARD MEMBER
On July 28, 2015, the Board increased the number of directors comprising the Board from eight to nine and appointed Bonnie S. Biumi as a Director of the Company, effective immediately. The Board also appointed Ms. Biumi to its Audit Committee. Ms. Biumi has over 20 years of experience in public accounting and as a Chief Financial Officer or other senior level financial position at both public and private companies, including most recently as President and Chief Financial Officer of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels, from 2007 through 2012. Ms. Biumi also serves on the board of two other public companies and received her Bachelor of Science in Accounting from the University of Florida.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
During the quarter, the Company repaid $102.8 million of mortgage debt, excluding amortization, with a weighted average interest rate of 6.27%. In addition, the Company defeased $14.8 million of mortgage debt with an interest rate of 7.50%. Subsequent to quarter end, the Company repaid $54.2 million of mortgage debt, excluding amortization, with a weighted average interest rate of 5.92%.
Year to date, the Company repaid $224.3 million of mortgage debt, excluding amortization, with a weighted average interest rate of 6.22% and defeased $24.6 million of mortgage debt with an interest rate of 7.50%.
As of June 30, 2015, the Company had approximately $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.3x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.6x, as compared to 6.4x and 6.7x, respectively, as of March 31, 2015. Consolidated indebtedness had a weighted average contractual interest rate of 4.67% and a weighted average maturity of 4.5 years.
GUIDANCE
The Company is increasing its 2015 Operating FFO guidance to a range of $1.02 to $1.04 per share from $0.97 to $1.01 per share, as detailed below:

▪	Increasing its 2015 same store NOI growth guidance to a range of 1.75% to 2.75% from 0.5% to 2.0% as a result of outperformance during the first half of 2015;

▪
Increasing its 2015 general and administrative expenses guidance to a range of $43 to $45 million, excluding executive and realignment separation charges of $4.7 million, from $40 to $42 million primarily attributable to changes in the Company’s executive compensation program;

▪	Increasing its 2015 acquisition guidance to a range of $450 to $475 million from $400 to $450 million; and

▪	Increasing its 2015 disposition guidance to a range of $500 to $550 million from $500 million.

The following table reconciles the Company’s previous 2015 Operating FFO to the Company’s updated 2015 Operating FFO guidance range:

	Low	High
Previous 2015 Operating FFO attributable to common shareholders per common share outstanding	$0.97	$1.01

Same store NOI, excluding the impact of strategic remerchandising activities	0.02	0.01
Same store NOI related to strategic remerchandising activities	—	—
Total same store NOI	0.02	0.01

Non-cash items	0.01	0.01
General and administrative expenses	(0.01)	(0.02)
Lease termination fee income	0.01	0.01
Interest expense	0.01	0.01
Impact of 2015 investment activity	0.01	0.01

Updated 2015 Operating FFO attributable to common shareholders per common share outstanding	$1.02	$1.04
DIVIDEND
On July 28, 2015, the Company’s Board of Directors declared the third quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning July 1, 2015, which will be paid on September 30, 2015 to preferred shareholders of record on September 18, 2015.
On July 28, 2015, the Company’s Board of Directors also declared the third quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on October 9, 2015 to Class A common shareholders of record on September 25, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 5, 2015 at 11:00 AM EDT, to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on August 5, 2015 until midnight (EDT) on August 19, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13611504.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

v

ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of June 30, 2015, the Company owned 208 retail operating properties representing 30.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from

Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI for the six months ended June 30, 2015 represents NOI from the Company’s same store portfolio consisting of 192 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the six months ended June 30, 2015 represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development properties, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in Other Investment Properties for the six months ended June 30, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the six months ended June 30, 2014 include the historical intercompany expense elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the six months ended June 30, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended June 30, 2015, the Company's same store portfolio consists of 193 operating properties inclusive of the same store portfolio for the six months ended June 30, 2015 and one additional operating property acquired during the first quarter of 2014. The financial results reported in Other Investment Properties for the three months ended June 30, 2015 are inclusive of the topics described above for the six months ended June 30, 2015 excluding the one investment property acquired during the first quarter of 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. Same Store NOI, excluding the impact of strategic remerchandising activities, represents Same Store NOI, less the operating revenues of the previously announced 15 anchor locations subject to strategic remerchandising that have vacated as of June 30, 2015, as well as the related revenue impact of such efforts due to co-tenancy provisions or otherwise. The Company believes that Same Store NOI, NOI from Other Investment Properties and Same Store NOI, excluding the impact of strategic remerchandising activities, are useful measures of the Company’s operating performance. Further, the Company believes Same Store NOI, excluding the impact of strategic remerchandising activities, is also useful as it provides a basis for evaluating the impact of the Company's previously announced remerchandising activity on its operating results. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.62	$0.64
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	0.02	0.02
Gain on sales of investment properties	(0.61)	(0.61)
FFO attributable to common shareholders	$0.93	$0.95

Impact on earnings from the early extinguishment of debt, net	0.07	0.07
Provision for hedge ineffectiveness	—	—
Executive and realignment separation charges	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.02	$1.04

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,308,227	$1,195,369
Building and other improvements	4,584,542	4,442,446
Developments in progress	41,139	42,561
	5,933,908	5,680,376
Less accumulated depreciation	(1,419,065)	(1,365,471)
Net investment properties	4,514,843	4,314,905

Cash and cash equivalents	84,701	112,292
Accounts and notes receivable (net of allowances of $8,215 and $7,497, respectively)	76,192	86,013
Acquired lease intangible assets, net	145,368	125,490
Assets associated with investment properties held for sale	20,262	33,640
Other assets, net	102,836	131,520
Total assets	$4,944,202	$4,803,860

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $2,324 and $3,972, respectively, and unamortized discount of $(215) and $(470), respectively)	$1,438,806	$1,634,465
Unsecured notes payable, net (includes unamortized discount of $(1,149) and $0, respectively)	498,851	250,000
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	110,000	—
Accounts payable and accrued expenses	61,340	61,129
Distributions payable	39,291	39,187
Acquired lease intangible liabilities, net	118,801	100,641
Liabilities associated with investment properties held for sale	409	8,203
Other liabilities	72,543	70,860
Total liabilities	2,790,041	2,614,485

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of June 30, 2015 and December 31, 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,227 and 236,602 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	237	237
Additional paid-in capital	4,927,188	4,922,864
Accumulated distributions in excess of earnings	(2,774,228)	(2,734,688)
Accumulated other comprehensive loss	(535)	(537)
Total shareholders' equity	2,152,667	2,187,881
Noncontrolling interests	1,494	1,494
Total equity	2,154,161	2,189,375
Total liabilities and equity	$4,944,202	$4,803,860

2nd Quarter 2015 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Rental income	$119,022	$117,419	$238,810	$234,950
Tenant recovery income	29,416	27,108	60,716	56,856
Other property income	2,450	1,919	4,559	3,831
Total revenues	150,888	146,446	304,085	295,637

Expenses
Property operating expenses	23,153	22,142	48,848	48,668
Real estate taxes	20,486	19,067	40,996	37,481
Depreciation and amortization	55,798	55,061	110,474	108,891
Provision for impairment of investment properties	3,944	5,400	3,944	5,794
General and administrative expenses	14,018	7,362	25,010	15,812
Total expenses	117,399	109,032	229,272	216,646

Operating income	33,489	37,414	74,813	78,991

Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(433)	—	(1,211)
Gain on change in control of investment properties	—	24,158	—	24,158
Interest expense	(36,140)	(31,873)	(70,185)	(63,736)
Other (expense) income, net	(306)	250	919	677
(Loss) income from continuing operations	(2,957)	29,516	5,547	43,137

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	33,641	527	38,213	527
Net income	30,684	30,043	43,760	44,171
Net income attributable to the Company	30,684	30,043	43,760	44,171
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$28,321	$27,680	$39,035	$39,446

Earnings per common share - basic and diluted
Continuing operations	$0.12	$0.12	$0.16	$0.17
Discontinued operations	—	—	—	—
Net income per common share attributable to common shareholders	$0.12	$0.12	$0.16	$0.17

Weighted average number of common shares outstanding - basic	236,354	236,176	236,302	236,164

Weighted average number of common shares outstanding - diluted	236,356	236,179	236,305	236,166

2nd Quarter 2015 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a) (b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income attributable to common shareholders	$28,321	$27,680	$39,035	$39,446
Depreciation and amortization	55,523	55,357	109,924	109,600
Provision for impairment of investment properties	3,944	5,400	3,944	5,794
Gain on sales of investment properties	(33,641)	(24,685)	(38,213)	(25,340)
FFO attributable to common shareholders	$54,147	$63,752	$114,690	$129,500

FFO attributable to common shareholders per common share outstanding	$0.23	$0.27	$0.49	$0.55

FFO attributable to common shareholders	$54,147	$63,752	$114,690	$129,500
Impact on earnings from the early extinguishment of debt, net	4,231	1,951	7,017	3,631
Provision for hedge ineffectiveness	4	—	(21)	(13)
Gain on extinguishment of other liabilities	—	—	—	(4,258)
Executive separation charges (c)	3,537	—	3,537	—
Other (d)	—	(11)	(1,000)	(126)
Operating FFO attributable to common shareholders	$61,919	$65,692	$124,223	$128,734

Operating FFO attributable to common shareholders per common share outstanding	$0.26	$0.28	$0.53	$0.55

Weighted average number of common shares outstanding - basic	236,354	236,176	236,302	236,164
Dividends declared per common share	$0.165625	$0.165625	$0.33125	$0.33125

Additional Information (e)
Lease-related expenditures (f)
Same store	$7,576	$8,135	$15,255	$15,018
Other investment properties	$1,552	$2,549	$3,463	$3,957
Pro rata share of unconsolidated joint ventures	$—	$12	$—	$34

Capital expenditures (g)
Same store	$4,712	$2,676	$7,156	$5,944
Other investment properties	$731	$405	$1,182	$675
Discontinued operations	$—	$—	$—	$6
Pro rata share of unconsolidated joint ventures	$—	$24	$—	$28

Straight-line rental income, net (b)	$630	$1,162	$1,642	$3,113
Amortization of above and below market lease intangibles and lease inducements (b)	$199	$169	$461	$550
Non-cash ground rent expense (b) (h)	$792	$816	$1,586	$1,698

(a)	Refer to page 18 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)
Results for the six months ended June 30, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(c)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(d)	Consists of settlement and easement proceeds, which are included in "Other (expense) income, net" in the condensed consolidated statements of operations.

(e)
The same store portfolio for the three months ended June 30, 2015 consists of 193 properties. The same store portfolio for the six months ended June 30, 2015 consists of 192 properties. Refer to pages 18 - 21 for definitions and reconciliations of non-GAAP financial measures.

(f)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(g)	Consists of payments for building, site and other improvements and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles.

2nd Quarter 2015 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2015	December 31, 2014
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $7,265 and $6,639, respectively)	$23,067	$33,349
Straight-line receivables (net of allowances of $950 and $858, respectively)	53,125	52,664
Total	$76,192	$86,013

Other Assets, net
Deferred costs, net	$44,407	$44,588
Restricted cash and escrows	36,802	58,469
Other assets, net	21,627	28,463
Total	$102,836	$131,520

Other Liabilities
Unearned income	$21,888	$21,823
Straight-line ground rent liability	33,385	31,519
Fair value of derivatives	539	562
Other liabilities	16,731	16,956
Total	$72,543	$70,860

Developments in Progress
Active developments	$1,556	$3,081
Property available for future development	39,583	39,480
Total	$41,139	$42,561

Supplemental Statements of Operations Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Rental Income
Base rent	$116,530	$114,795	$233,527	$228,368
Percentage and specialty rent	1,663	1,292	3,180	2,953
Straight-line rent	630	1,161	1,642	3,104
Amortization of above and below market lease intangibles and lease inducements	199	171	461	525
Total	$119,022	$117,419	$238,810	$234,950

Other Property Income
Lease termination income	$333	$3	$467	$133
Other property income	2,117	1,916	4,092	3,698
Total	$2,450	$1,919	$4,559	$3,831

Property Operating Expense Supplemental Information
Bad Debt Expense	$239	$341	$1,221	$857
Non-Cash Ground Rent Expense (a)	$792	$816	$1,586	$1,698

General and Administrative Expense Supplemental Information
Acquisition Costs	$287	$238	$1,198	$336
Non-Cash Amortization of Stock-based Compensation	$4,730	$901	$6,040	$1,451

Additional Supplemental Information
Capitalized Internal Leasing Incentives	$121	$—	$255	$—
Capitalized Interest	$—	$—	$—	$—
Management Fee Income from Joint Ventures (b)	$—	$127	$—	$338

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Included in "Other (expense) income, net" in the condensed consolidated statements of operations.

2nd Quarter 2015 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of June 30 based on Same store portfolio for the Three Months Ended June 30, 2015			As of June 30 based on Same store portfolio for the Six Months Ended June 30, 2015
	2015	2014	Change	2015	2014	Change

Number of properties in same store portfolio	193	193	—	192	192	—

Occupancy	93.9%	94.1%	(0.2)%	93.9%	94.1%	(0.2)%

Percent leased (b)	95.3%	95.2%	0.1%	95.3%	95.2%	0.1%

Same store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change

Operating revenues
Rental income	$101,612	$99,250		$203,137	$197,636
Tenant recovery income	24,436	23,503		50,568	48,978
Other property income	1,009	845		2,050	1,674
	127,057	123,598		255,755	248,288
Operating expenses
Property operating expenses	17,829	18,051		37,022	39,119
Bad debt expense	221	105		884	384
Real estate taxes	17,217	16,554		34,485	32,735
	35,267	34,710		72,391	72,238

Same store NOI	$91,790	$88,888	3.3%	$183,364	$176,050	4.2%
NOI from other investment properties	15,089	15,805		29,893	31,374
Total NOI from continuing operations	$106,879	$104,693	2.1%	$213,257	$207,424	2.8%

Same store NOI, excluding the impact of strategic remerchandising activities	$90,628	$86,514	4.8%	$180,321	$171,314	5.3%

(a)
For the six months ended June 30, 2015, our same store portfolio consists of 192 operating properties and excludes properties acquired or placed in service and stabilized during 2014 and 2015, our development properties, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014 and investment properties sold or classified as held for sale during 2014 and 2015. For the three months ended June 30, 2015, our same store portfolio consists of 193 operating properties, inclusive of the same store portfolio for the six months ended June 30, 2015 and one additional operating property acquired during the first quarter of 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same store NOI excludes the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during the first quarter of 2014. Same store NOI for the 2015 periods presented also excludes the net income from our wholly-owned captive insurance company, while same store NOI for the 2014 periods presented also excludes the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. Refer to pages 18 - 21 for definitions and reconciliations of non-GAAP financial measures.

2nd Quarter 2015 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price)

Capitalization Data
	June 30, 2015	December 31, 2014
Equity Capitalization
Common stock shares outstanding	237,227	236,602
Common share price	$13.93	$16.69
	3,304,572	3,948,887
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,439,572	$4,083,887

Debt Capitalization
Mortgages payable	$1,436,697	$1,630,963
Mortgages payable associated with investment properties held for sale	—	8,075
Premium, net of accumulated amortization	2,324	3,972
Discount, net of accumulated amortization	(215)	(470)
Total mortgage debt, net	1,438,806	1,642,540

Unsecured notes payable	500,000	250,000
Discount, net of accumulated amortization	(1,149)	—
Total unsecured notes payable, net	498,851	250,000

Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	110,000	—
Total unsecured credit facility	560,000	450,000

Total debt capitalization	$2,497,657	$2,342,540

Total capitalization at end of period	$5,937,229	$6,426,427

Reconciliation of Debt to Total Net Debt

	June 30, 2015	December 31, 2014

Total consolidated debt	$2,497,657	$2,342,540
Less: consolidated cash and cash equivalents	(84,701)	(112,292)
Total net debt	$2,412,956	$2,230,248
Adjusted EBITDA (a) (b)	$385,848	$385,268
Net Debt to Adjusted EBITDA (b)	6.3x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.6x	6.1x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 18 - 21 for definitions and reconciliations of non-GAAP financial measures.

2nd Quarter 2015 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility and Series A and B Notes (a)
	Covenant		June 30, 2015

Leverage ratio (b)	< 60.0%	(b)	41.3%

Secured leverage ratio (b)	< 45.0%	(b)	23.7%

Fixed charge coverage ratio (c)	> 1.50x		2.3x

Interest coverage ratio (d)	> 1.50x		2.7x

Unencumbered leverage ratio (b)	< 60.0%	(b)	34.0%

Unencumbered interest coverage ratio	> 1.75x		6.2x

4.00% Notes (e)
	Covenant	June 30, 2015

Leverage ratio (f)	< 60.0%	39.7%

Secured leverage ratio (f)	< 40.0%	22.8%

Debt service coverage ratio (g)	> 1.50x	3.0x

Unencumbered assets to unsecured debt ratio	> 150%	318%

(a)
For a complete listing of all covenants related to our Unsecured Credit Facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013. For a complete listing of all covenants related to our 4.12% Series A senior notes due 2021 and 4.58% Series B senior notes due 2024 (collectively, Series A and B notes) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 22, 2014.

(b)	Based upon a capitalization rate of 7.25%.

(c)	Applies only to our Unsecured Credit Facility. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared.

(d)	Applies only to our Series A and B notes.

(e)
For a complete listing of all covenants related to our 4.00% senior notes due 2025 (4.00% notes) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to our Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

2nd Quarter 2015 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of June 30, 2015
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$1,421,040	5.97%	3.8 years
Variable rate construction loan	15,657	2.44%	0.3 years
Total mortgages payable	1,436,697	5.94%	3.8 years

Unsecured notes payable:
Senior notes - 4.12% Series A due 2021	100,000	4.12%	6.0 years
Senior notes - 4.58% Series B due 2024	150,000	4.58%	9.0 years
Senior notes - 4.00% due 2025	250,000	4.00%	9.7 years
Total unsecured notes payable (b)	500,000	4.20%	8.8 years

Unsecured credit facility:
Fixed rate portion of term loan (c)	300,000	1.99%	2.9 years
Variable rate portion of term loan	150,000	1.64%	2.9 years
Variable rate revolving line of credit	110,000	1.69%	1.9 years
Total unsecured credit facility	560,000	1.84%	2.7 years

Total consolidated indebtedness	$2,496,697	4.67%	4.5 years

Consolidated Debt Maturity Schedule as of June 30, 2015

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2015	$229,667	5.21%	$15,657	2.44%	$245,324	9.8%	5.03%
2016	67,014	5.03%	—	—	67,014	2.7%	5.03%
2017	320,341	5.52%	110,000	1.69%	430,341	17.2%	4.54%
2018	311,565	2.17%	150,000	1.64%	461,565	18.5%	2.00%
2019	486,705	7.50%	—	—	486,705	19.5%	7.50%
2020	3,424	4.80%	—	—	3,424	0.2%	4.80%
2021	122,304	4.27%	—	—	122,304	4.9%	4.27%
2022	216,171	4.87%	—	—	216,171	8.7%	4.87%
2023	30,739	4.15%	—	—	30,739	1.2%	4.15%
2024	150,680	4.58%	—	—	150,680	6.0%	4.58%
Thereafter	282,430	4.07%	—	—	282,430	11.3%	4.07%
Total	$2,221,040	5.04%	$275,657	1.71%	$2,496,697	100.0%	4.67%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.89%.

(b)
Fixed rate mortgages payable amounts exclude mortgage premium of $2,324 and discount of $(215), net of accumulated amortization, that was outstanding as of June 30, 2015. Unsecured notes payable amounts exclude discount of $(1,149), net of accumulated amortization, that was outstanding as of June 30, 2015. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of June 30, 2015.

(d)	Represents interest rates as of June 30, 2015.

2nd Quarter 2015 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2015
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2015
Consolidated Indebtedness
John's Creek Village (b)	10/01/15	5.17%		Fixed	Secured	$20,929	(b)
Pool #7 (3 properties) (b)	11/01/15	6.39%		Fixed	Secured	21,705	(b)
The Orchard (b)	11/01/15	6.39%		Fixed	Secured	11,586	(b)
Green Valley Crossing	11/02/15	2.44%	(c)	Variable	Secured	15,657
Jefferson Commons	12/01/15	5.14%		Fixed	Secured	56,500
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%		Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%		Fixed	Secured	58,643
HQ Building	01/01/16	6.39%		Fixed	Secured	9,006
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,226
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,719
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	8,017
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway	04/01/17	6.57%		Fixed	Secured	95,161
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	56,316
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	83,887
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,713
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,799
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,376
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,427
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,731
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,510
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,240
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,901
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,129
IW JV 2009 portfolio (51 properties)	12/01/19	7.50%		Fixed	Secured	443,946
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,163
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,620
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,945
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	36,040
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	27,056
Subtotal						$1,436,697
Mortgage premium						2,324
Mortgage discount						(215)
Mortgages payable, net						$1,438,806

2nd Quarter 2015 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2015
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2015

Senior notes - 4.12% Series A due 2021	06/30/21	4.12%		Fixed	Unsecured	$100,000
Senior notes - 4.58% Series B due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes - 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Subtotal						500,000
Discount						(1,149)
Unsecured notes payable, net						498,851

Term loan	05/11/18	1.99%	(d)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.64%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.69%		Variable	Unsecured	110,000
Unsecured credit facility						560,000

Total consolidated indebtedness						$2,497,657

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.89%.

(b)	These mortgages were repaid subsequent to June 30, 2015.

(c)	The construction loan bears interest at a floating rate of LIBOR + 2.25%.

(d)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of June 30, 2015.

2nd Quarter 2015 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions for the Six Months Ended June 30, 2015
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	Gross Leasable Area (GLA)	Purchase Price
Acquisitions
Downtown Crown	January 8, 2015	Washington, D.C.	Multi-tenant retail	258,000	$162,785
Merrifield Town Center	January 23, 2015	Washington, D.C.	Multi-tenant retail	84,900	56,500
Fort Evans Plaza II	January 23, 2015	Washington, D.C.	Multi-tenant retail	228,900	65,000
Cedar Park Town Center	February 19, 2015	Austin	Multi-tenant retail	179,300	39,057
Lake Worth Towne Crossing - Parcel (a)	March 24, 2015	Dallas	Land parcel	—	400
Tysons Corner	May 4, 2015	Washington, D.C.	Multi-tenant retail	37,700	31,556
Woodinville Plaza	June 10, 2015	Seattle	Multi-tenant retail	170,800	35,250

		Total 2015 acquisitions (through June 30, 2015)		959,600	$390,548

(a)	We acquired a parcel at Lake Worth Towne Crossing, an existing wholly-owned multi-tenant retail operating property. As a result, the total number of properties in our portfolio was not affected.

Subsequent to June 30, 2015, we closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price
Acquisitions
Southlake Town Square - Trader Joe's (b)	July 31, 2015	Dallas	Single-user outparcel	13,800	$8,440

			Subsequent acquisition	13,800	$8,440

(b)	We acquired an outparcel at Southlake Town Square, an existing wholly-owned multi-tenant retail operating property. As a result, the total number of properties in our portfolio will not be affected.

2nd Quarter 2015 Supplemental Information	11

Retail Properties of America, Inc.
Dispositions for the Six Months Ended June 30, 2015
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration	Mortgage Debt
Dispositions
Aon Hewitt East Campus	January 20, 2015	Single-user office	343,000	$17,233	$—
Promenade at Red Cliff	February 27, 2015	Multi-tenant retail	94,500	19,050	9,775	(a)
Hartford Insurance Building	April 7, 2015	Single-user office	97,400	6,015	—
Rasmussen College	April 30, 2015	Single-user office	26,700	4,800	—
Mountain View Plaza	May 15, 2015	Multi-tenant retail	162,000	28,500	—
Massillon Commons	June 4, 2015	Multi-tenant retail	245,900	12,520	—	(b)
Citizen's Property Insurance Building	June 5, 2015	Single-user office	59,800	3,650	—
Pine Ridge Plaza	June 17, 2015	Multi-tenant retail	236,500	33,200	—
Bison Hollow	June 17, 2015	Multi-tenant retail	134,800	18,800	—	(c)
Village at Quail Springs	June 17, 2015	Multi-tenant retail	100,400	11,350	—	(b)

	Total 2015 dispositions (through June 30, 2015)		1,501,000	$155,118	$9,775

(a)	We defeased $9,775 of the IW JV 2009 portfolio of mortgages payable to unencumber Promenade at Red Cliff in conjunction with its disposition.

(b)	We defeased $8,452 and $6,325 of the IW JV 2009 portfolio of mortgages payable to unencumber Massillon Commons and Village at Quail Springs, respectively, prior to the dispositions.

(c)	We repaid the $7,392 mortgage payable prior to the disposition of the property.

Subsequent to June 30, 2015, we closed on the following dispositions:

Property Name	Disposition Date	Property Type	GLA	Consideration	Mortgage Debt
Dispositions
Greensburg Commons	July 17, 2015	Multi-tenant retail	272,500	$18,400	$—	(d)
Arvada Connection and Arvada Marketplace	July 28, 2015	Multi-tenant retail	367,500	54,900	—
Traveler's Office Building	July 30, 2015	Single-user office	50,800	4,841	—

	Subsequent dispositions		690,800	$78,141	$—

(d)	We repaid the $10,250 mortgage payable prior to the disposition of the property.

2nd Quarter 2015 Supplemental Information	12

Retail Properties of America, Inc.
Market Summary and Property Overview as of June 30, 2015
(dollar amounts and square footage in thousands)

Market Summary

Property Type/Target Market	Number of Properties	GLA	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.
Multi-Tenant Retail: Target Markets
Dallas, TX	19	3,978	13.7%	89.1%	92.0%	$72,941	17.2%	$20.58
Baltimore, MD / Washington, D.C.	12	2,976	10.3%	89.5%	91.0%	48,961	11.5%	18.38
New York, NY	8	1,404	4.8%	97.6%	98.2%	33,231	7.8%	24.25
Atlanta, GA	9	1,513	5.2%	95.8%	96.3%	18,538	4.4%	12.79
Seattle, WA	6	1,186	4.1%	91.7%	91.9%	15,081	3.5%	13.87
Houston, TX	9	1,128	3.9%	95.0%	97.8%	14,626	3.4%	13.65
Chicago, IL	5	893	3.1%	90.6%	92.9%	14,622	3.4%	18.07
San Antonio, TX	4	779	2.7%	97.6%	97.6%	12,404	3.0%	16.31
Phoenix, AZ	3	632	2.2%	92.2%	98.8%	9,784	2.3%	16.79
Austin, TX	4	350	1.2%	92.7%	94.5%	5,017	1.2%	15.46
Subtotal	79	14,839	51.2%	92.1%	94.0%	245,205	57.7%	17.94

Multi-Tenant Retail: Non-Target Markets	79	14,137	48.8%	92.8%	94.2%	179,737	42.3%	13.70

Total Multi-Tenant Retail	158	28,976	100.0%	92.4%	94.1%	424,942	100.0%	15.87

Single-User Retail	50	1,358		100.0%	100.0%	26,336		19.39

Total Retail	208	30,334		92.8%	94.4%	451,278		16.03

Office	1	895		100.0%	100.0%	10,476		11.71

Total Operating Portfolio (b)	209	31,229		93.0%	94.5%	$461,754		$15.90

Property Overview

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North	71	9,163	30.2%	95.1%	95.8%	$148,965	33.0%	$17.09
East	53	7,238	23.9%	92.5%	94.4%	88,511	19.6%	13.22
Total Eastern Division	124	16,401	54.1%	93.9%	95.2%	237,476	52.6%	15.42

South	53	7,610	25.1%	91.2%	93.6%	120,758	26.8%	17.40
West	31	6,323	20.8%	91.5%	93.1%	93,044	20.6%	16.08
Total Western Division	84	13,933	45.9%	91.4%	93.4%	213,802	47.4%	16.79

Total - Retail	208	30,334	100.0%	92.8%	94.4%	451,278	100.0%	16.03

Office	1	895		100.0%	100.0%	10,476		11.71

Total Operating Portfolio (b)	209	31,229		93.0%	94.5%	$461,754		$15.90

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes one multi-tenant retail operating property and one single-user office property classified as held for sale as of June 30, 2015.

2nd Quarter 2015 Supplemental Information	13

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2015
(square footage in thousands)

Total Retail Operating Portfolio

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	71	9,163	95.1%	5,498	100.0%	1,596	95.7%	884	87.6%	1,185	76.9%
East	53	7,238	92.5%	3,999	94.2%	1,375	96.4%	646	91.2%	1,218	83.3%
Total Eastern Division	124	16,401	93.9%	9,497	97.6%	2,971	96.0%	1,530	89.1%	2,403	80.1%

South	53	7,610	91.2%	3,217	94.6%	1,455	89.2%	1,116	93.8%	1,822	85.5%
West	31	6,323	91.5%	3,186	96.5%	1,222	94.5%	743	81.8%	1,172	80.9%
Total Western Division	84	13,933	91.4%	6,403	95.6%	2,677	91.6%	1,859	89.0%	2,994	83.7%

Total	208	30,334	92.8%	15,900	96.8%	5,648	93.9%	3,389	89.1%	5,397	82.1%

Total - % Leased including Signed	208	30,334	94.4%	15,900	97.7%	5,648	96.7%	3,389	91.3%	5,397	84.1%

2nd Quarter 2015 Supplemental Information	14

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2015
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of June 30, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	22	888	3.2%	$13,360	3.0%	$15.05

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.4%	13,275	2.9%	19.67

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	43	1,262	4.5%	11,681	2.6%	9.26

Ross Stores, Inc.		35	1,035	3.7%	11,546	2.6%	11.16

PetSmart, Inc.		31	645	2.3%	9,591	2.1%	14.87

Rite Aid Corporation		32	409	1.5%	9,388	2.1%	22.95

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	24	650	2.3%	8,973	2.0%	13.80

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarkets, Tom Thumb	11	592	2.1%	8,299	1.8%	14.02

The Home Depot, Inc.	Home Depot, Home Decorators	8	870	3.1%	7,303	1.6%	8.39

Regal Entertainment Group	Edwards Cinema	2	219	0.8%	6,911	1.5%	31.56

The Sports Authority, Inc.		12	535	1.9%	6,549	1.5%	12.24

Office Depot, Inc.	Office Depot, OfficeMax	22	452	1.6%	6,486	1.4%	14.35

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	24	542	1.9%	6,315	1.4%	11.65

Pier 1 Imports, Inc.		28	288	1.0%	5,756	1.3%	19.99

Publix Super Markets Inc.		12	511	1.8%	5,405	1.2%	10.58

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.8%	5,375	1.2%	10.86

The Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	25	344	1.2%	5,065	1.1%	14.72

Staples, Inc.		14	301	1.1%	4,905	1.1%	16.30

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	44	240	0.9%	4,902	1.1%	20.43

The Kroger Co.	Kroger, Harris Teeter, King Soopers	8	474	1.7%	4,707	1.0%	9.93
Total Top Retail Tenants		418	11,427	40.8%	$155,792	34.5%	$13.63

2nd Quarter 2015 Supplemental Information	15

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio as of June 30, 2015 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q2 2015	142	782	$19.52	$17.95	8.75%	6.28	$7.70
Q1 2015	139	765	$16.80	$15.69	7.07%	5.87	$14.35
Q4 2014	139	732	$18.91	$18.54	2.00%	5.12	$11.77
Q3 2014	188	1,200	$15.31	$14.66	4.43%	5.88	$5.56
Total - 12 months	608	3,479	$17.16	$16.25	5.60%	5.83	$9.28

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2015	92	528	$18.58	$17.34	7.15%	4.85	$1.82
Q1 2015	89	488	$16.99	$16.17	5.07%	4.60	$0.94
Q4 2014	82	363	$18.86	$18.47	2.11%	4.03	$0.45
Q3 2014	122	938	$15.12	$14.55	3.92%	5.53	$1.34
Total - 12 months	385	2,317	$16.89	$16.14	4.65%	4.90	$1.22

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2015	15	39	$32.24	$26.21	23.01%	8.11	$33.63
Q1 2015	13	76	$15.56	$12.59	23.59%	7.95	$26.10
Q4 2014	14	53	$19.29	$19.00	1.53%	8.25	$29.59
Q3 2014	16	64	$18.02	$16.27	10.76%	8.66	$26.62
Total - 12 months	58	232	$19.90	$17.37	14.57%	8.23	$28.31

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2015	35	215	$19.41	n/a	n/a	9.09	$17.45
Q1 2015	37	201	$18.36	n/a	n/a	8.08	$42.39
Q4 2014	43	316	$12.20	n/a	n/a	6.21	$21.80
Q3 2014	50	198	$20.29	n/a	n/a	6.32	$18.70
Total - 12 months	165	930	$16.92	n/a	n/a	7.44	$24.59

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2015 Supplemental Information	16

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2015
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2015, of lease expirations scheduled to occur during the remainder of 2015 and each of the nine calendar years from 2016 to 2024 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of June 30, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	142	507	1.8%	1.7%	$9,696	2.1%	$19.12	$9,696	$19.12
2016	445	2,188	7.8%	7.2%	41,400	9.2%	18.92	41,596	19.01
2017	448	2,939	10.4%	9.7%	45,256	10.0%	15.40	45,997	15.65
2018	488	3,186	11.3%	10.5%	56,162	12.4%	17.63	57,654	18.10
2019	546	4,350	15.5%	14.3%	77,457	17.1%	17.81	79,357	18.24
2020	361	3,536	12.6%	11.7%	51,652	11.4%	14.61	53,977	15.26
2021	123	1,834	6.5%	6.0%	27,350	6.1%	14.91	29,501	16.09
2022	103	2,039	7.3%	6.7%	28,237	6.3%	13.85	30,249	14.84
2023	107	1,700	6.0%	5.6%	25,859	5.8%	15.21	27,725	16.31
2024	160	2,286	8.1%	7.5%	33,613	7.5%	14.70	36,346	15.90
Thereafter	143	3,498	12.4%	11.6%	53,127	11.8%	15.19	60,511	17.30
Month to month	37	76	0.3%	0.3%	1,469	0.3%	19.33	1,469	19.33
Leased Total	3,103	28,139	100.0%	92.8%	$451,278	100.0%	$16.03	$474,078	$16.85

Leases signed but not commenced	70	481	—	1.6%	$8,802	—	$18.30	$11,091	$23.06
Available		1,714	—	5.6%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	8	170	0.6%	0.6%	$2,765	0.6%	$16.26	$2,765	$16.26
2016	48	1,071	3.8%	3.5%	15,397	3.4%	14.38	15,431	14.41
2017	59	1,875	6.6%	6.2%	18,760	4.1%	10.01	18,783	10.02
2018	69	1,932	6.9%	6.4%	24,395	5.4%	12.63	24,706	12.79
2019	118	3,089	11.0%	10.2%	45,682	10.1%	14.79	45,998	14.89
2020	96	2,637	9.4%	8.7%	30,761	6.8%	11.67	31,473	11.94
2021	49	1,525	5.4%	5.0%	20,776	4.6%	13.62	22,207	14.56
2022	50	1,820	6.5%	6.0%	22,537	5.0%	12.38	23,813	13.08
2023	44	1,448	5.1%	4.8%	19,675	4.4%	13.59	20,724	14.31
2024	61	1,943	6.9%	6.4%	23,279	5.2%	11.98	24,446	12.58
Thereafter	66	3,179	11.3%	10.5%	43,347	9.6%	13.64	48,709	15.32
Month to month	—	—	—%	—%	—	—%	—	—	—
Leased Total	668	20,689	73.5%	68.3%	$267,374	59.2%	$12.92	$279,055	$13.49

Leases signed but not commenced	14	300	—	1.0%	$3,665	—	$12.22	$5,089	$16.96
Available		559	—	1.8%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	134	337	1.2%	1.1%	$6,931	1.5%	$20.57	$6,931	$20.57
2016	397	1,117	4.0%	3.7%	26,003	5.8%	23.28	26,165	23.42
2017	389	1,064	3.8%	3.5%	26,496	5.9%	24.90	27,214	25.58
2018	419	1,254	4.4%	4.1%	31,767	7.0%	25.33	32,948	26.27
2019	428	1,261	4.5%	4.1%	31,775	7.0%	25.20	33,359	26.45
2020	265	899	3.2%	3.0%	20,891	4.6%	23.24	22,504	25.03
2021	74	309	1.1%	1.0%	6,574	1.5%	21.28	7,294	23.61
2022	53	219	0.8%	0.7%	5,700	1.3%	26.03	6,436	29.39
2023	63	252	0.9%	0.8%	6,184	1.4%	24.54	7,001	27.78
2024	99	343	1.2%	1.1%	10,334	2.3%	30.13	11,900	34.69
Thereafter	77	319	1.1%	1.1%	9,780	2.2%	30.66	11,802	37.00
Month to month	37	76	0.3%	0.3%	1,469	0.3%	19.33	1,469	19.33
Leased Total	2,435	7,450	26.5%	24.5%	$183,904	40.8%	$24.69	$195,023	$26.18

Leases signed but not commenced	56	181	—	0.6%	$5,137	—	$28.38	$6,002	$33.16
Available		1,155	—	3.8%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2015 Supplemental Information	17

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO attributable to common shareholders. Management believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO attributable to common shareholders. We believe that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). We believe that NOI is a useful measure of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI provides an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI to evaluate our performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, this measure should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties and Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities
Same Store NOI for the six months ended June 30, 2015 represents NOI from our same store portfolio consisting of 192 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the six months ended June 30, 2015 represents NOI primarily from properties acquired during 2014 and 2015, our development properties, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in "Other investment properties" for the six months ended June 30, 2015 include the net income from our wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in "Other investment properties" for the six months ended June 30, 2014 include the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. For the six months ended June 30, 2014, the historical captive insurance expense related to our portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended June 30, 2015, our same store portfolio consists of 193 operating properties inclusive of the same store portfolio for the six months ended June 30, 2015 and one additional operating property acquired during the first quarter of 2014. The financial results reported in "Other investment properties" for the three months ended June 30, 2015 are inclusive of the topics described above for the six months ended June 30, 2015 excluding the one investment property acquired during the first quarter of 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties.

2nd Quarter 2015 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI, NOI from Other Investment Properties and Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities (continued)
Same Store NOI, excluding the impact of strategic remerchandising activities, represents Same Store NOI, less the operating revenues of the previously announced 15 anchor locations subject to strategic remerchandising that have vacated as of June 30, 2015, as well as the related revenue impact of such efforts due to co-tenancy provisions or otherwise.
We believe that Same Store NOI, NOI from Other Investment Properties and Same Store NOI, excluding the impact of strategic remerchandising activities, are useful measures of our operating performance. Further, we believe Same Store NOI, excluding the impact of strategic remerchandising activities, is also useful as it provides a basis for evaluating the impact of our previously announced remerchandising activities on our operating results. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as alternative measures of our financial performance.
Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to "Net income attributable to common shareholders" as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.

2nd Quarter 2015 Supplemental Information	19

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating revenues
Same store investment properties (193 and 192 properties, respectively):
Rental income	$101,612	$99,250	$203,137	$197,636
Tenant recovery income	24,436	23,503	50,568	48,978
Other property income	1,009	845	2,050	1,674
Other investment properties:
Rental income	16,581	16,837	33,570	33,685
Tenant recovery income	4,980	3,605	10,148	7,878
Other property income	1,108	1,071	2,042	2,024
Operating expenses
Same store investment properties (193 and 192 properties, respectively):
Property operating expenses	(18,050)	(18,156)	(37,906)	(39,503)
Real estate taxes	(17,217)	(16,554)	(34,485)	(32,735)
Other investment properties:
Property operating expenses	(4,311)	(3,195)	(9,356)	(7,467)
Real estate taxes	(3,269)	(2,513)	(6,511)	(4,746)

NOI from continuing operations
Same store investment properties	91,790	88,888	183,364	176,050
Other investment properties	15,089	15,805	29,893	31,374
Total NOI from continuing operations	106,879	104,693	213,257	207,424

Other income (expense)
Straight-line rental income, net	630	1,161	1,642	3,104
Amortization of acquired above and below market lease intangibles, net	390	370	841	882
Amortization of lease inducements	(191)	(199)	(380)	(357)
Lease termination fees	333	28	467	133
Straight-line ground rent expense	(932)	(956)	(1,866)	(1,978)
Amortization of acquired ground lease intangibles	140	140	280	280
Depreciation and amortization	(55,798)	(55,061)	(110,474)	(108,891)
Provision for impairment of investment properties	(3,944)	(5,400)	(3,944)	(5,794)
General and administrative expenses	(14,018)	(7,362)	(25,010)	(15,812)
Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(433)	—	(1,211)
Gain on change in control of investment properties	—	24,158	—	24,158
Interest expense	(36,140)	(31,873)	(70,185)	(63,736)
Other (expense) income, net	(306)	250	919	677
Total other expense	(109,836)	(75,177)	(207,710)	(164,287)

(Loss) income from continuing operations	(2,957)	29,516	5,547	43,137

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	33,641	527	38,213	527
Net income	30,684	30,043	43,760	44,171
Net income attributable to the Company	30,684	30,043	43,760	44,171
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$28,321	$27,680	$39,035	$39,446

Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities
Same store NOI	$91,790	$88,888	$183,364	$176,050
Less: Impact of strategic remerchandising activities	(1,162)	(2,374)	(3,043)	(4,736)
Same store NOI, excluding the impact of strategic remerchandising activities	$90,628	$86,514	$180,321	$171,314

2nd Quarter 2015 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	June 30, 2015	December 31, 2014

Net income attributable to common shareholders	$28,321	$23,502
Preferred stock dividends	2,363	2,363
Interest expense	36,140	32,743
Depreciation and amortization	55,798	52,385
Gain on sales of investment properties	(33,641)	(26,501)
Provision for impairment of investment properties	3,944	11,825
Executive separation charges (a)	3,537	—
Adjusted EBITDA	$96,462	$96,317
Annualized	$385,848	$385,268

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

2nd Quarter 2015 Supplemental Information	21